SCHEDULE 14A
                                (Rule 14(a)-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION


                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement              [ ]  Confidential, for Use of the
[ ]  Definitive Proxy Statement                    Commission Only (as Permitted
[ ]  Definitive Additional Materials               by Rule 14a-6(e)(2))
[ ]  Soliciting Material Under Rule 14a-12


                                 ARTISOFT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5)   Total fee paid:

--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)   Amount Previously Paid:
                                ------------------------------------------
    (2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    (3)   Filing Party:
                      ----------------------------------------------------
    (4)   Date Filed:
                    ------------------------------------------------------

                                                        Preliminary Copy
                                                        Filed on August 12, 2002

                                 ARTISOFT, INC.

                               5 CAMBRIDGE CENTER
                         CAMBRIDGE, MASSACHUSETTS 02142

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER __, 2002


     NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Artisoft, Inc. will be held on _____________, September __, 2002, at 10:00 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, for the purpose of considering and voting upon the following matters:

     1. to authorize the issuance and sale under the terms of a purchase agreement dated August 8, 2002 of 1,904,800 shares of Artisoft's common stock at a per share price equal to $1.05; and

     2. to transact such other business incident to the conduct of the special meeting as may properly come before the meeting and any adjournment or adjournments of the meeting.

     Our board of directors has no knowledge of any other business to be transacted at the special meeting.

     Our board of directors has fixed the close of business on August 15, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournment or adjournments thereof. Our stock transfer books remain open.

     All stockholders are cordially invited to attend the special meeting.


                                        By Order of the Board of Directors

                                        MICHAEL J. O'DONNELL
                                        SECRETARY
Cambridge, Massachusetts
August __, 2002

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE PROMPTLY COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                                                        Preliminary Copy
                                                        Filed on August 12, 2002

                                 ARTISOFT, INC.
                               5 CAMBRIDGE CENTER
                         CAMBRIDGE, MASSACHUSETTS 02142

                                 PROXY STATEMENT

    FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER ___, 2002


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

INFORMATION CONCERNING SOLICITATION AND VOTING.................................1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.................3

PROPOSAL ONE: AUTHORIZATION OF ISSUANCE AND SALE OF COMMON STOCK...............7


                 INFORMATION CONCERNING SOLICITATION AND VOTING

SOLICITATION

     This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Artisoft, Inc. for use at the special meeting of stockholders to be held on _______________, September ___, 2002 at 10:00 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and at any adjournment or adjournments thereof. The notice of meeting, this proxy statement and the enclosed proxy are first being sent or given to stockholders on or about August __, 2002.

VOTING

     On August 15, 2002, the record date for determination of stockholders entitled to vote at the special meeting, there were outstanding and entitled to vote an aggregate of ______________ shares of our common stock and 2,800,000 shares of our series B preferred stock. Each stockholder of record is entitled to one vote for each share of common stock and one vote for each share of series B preferred stock registered in his or her name. The holders of common stock and series B preferred stock will vote together as a single class for purposes of all matters submitted to the stockholders at the special meeting.

     Under a voting agreement entered into with Artisoft, the holders of our series B preferred stock agreed that they would vote only a total of 1,906,800 shares of series B preferred stock on any matter at any meeting of our stockholders on which the holders of the series B preferred stock vote together with the holders of common stock as a single class. Therefore, under that agreement, only 1,906,800 shares out of the 2,800,000 outstanding shares of our series B preferred stock will be voted at the special meeting.

     The holders of a majority of the shares of our capital stock issued and outstanding and entitled to vote at the special meeting will constitute a quorum for the transaction of business at the special meeting. Shares of our capital stock present in person or represented by proxy, including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum exists at the special meeting. Regardless of whether or not they may be voted under the voting agreement entered into among Artisoft and the holders of the series B preferred stock, all shares of series B preferred stock present in person or represented by proxy at the special meeting will be counted for purposes of determining whether a quorum exists at the special meeting.

     The affirmative vote of the holders of a majority of the shares of our capital stock present or represented by proxy and voting on the matter is required to authorize the sale and issuance of common stock at the special meeting.

     Shares that abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote those shares as to a particular matter (which we refer to as "broker non-votes"), will not be counted as votes in favor of that matter, and will also not be counted as votes cast or shares voting on that matter. Accordingly, abstentions and broker non-votes will have no effect on the voting on the authorization of the sale and issuance of common stock, which requires the affirmative vote of a majority of the votes cast or shares voting on the matter.

     All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the notice of meeting accompanying this proxy statement. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to our corporate secretary. Attendance at the special meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the special meeting that the stockholder intends to revoke the proxy and vote in person.

HOUSEHOLDING OF PROXY MATERIALS

     Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this document to you if you call or write us at the following address or phone number: Artisoft, Inc., 5 Cambridge Center, Cambridge, Massachusetts 02142, phone: (617) 354-0600, Attention: Michael J. O'Donnell. If you prefer to receive separate copies of our proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

     No other matters may be brought before the special meeting, other than matters incident to the conduct of the meeting. Under Artisoft's by-laws, business transacted at the special meeting is limited to the purposes set forth in the notice of meeting accompanying this proxy statement. Proposals of stockholders intended to be presented at the 2002 annual meeting of stockholders and included in Artisoft's proxy statement for that meeting must have been received by our corporate secretary no later than June 1, 2002.

OTHER MATTERS

     Our board of directors knows of no other business that will be presented for consideration at the special meeting other than those matters described in this proxy statement. However, if any other business should come before this meeting, it is the intention of the persons named in the enclosed proxy card to vote, or otherwise act, in accordance with their best judgment on such matters.

COSTS OF SOLICITATION

     Artisoft will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. Artisoft will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the proxies, and Artisoft will reimburse brokerage houses and other persons for their reasonable expenses in connection with this distribution. We have also retained Morrow & Co., Inc. to assist in the solicitation of proxies at an estimated cost of $5,000 plus reasonable out-of-pocket expenses. Proxies will be tabulated by ADP Investor Communication Services, and we will appoint one or more inspectors of election to count all votes and ballots at the meeting and make a written report thereof.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BENEFICIAL OWNERSHIP

     The following table sets forth information as of June 30, 2002, except as otherwise noted, with respect to the beneficial ownership of our common stock and series B preferred stock by:

     * each person known by Artisoft to own beneficially more than five percent of the outstanding common stock or series B preferred stock;

     *    each director of Artisoft;

     * Artisoft's Chief Executive Officer and each of its four other most highly compensated executive officers during the fiscal year ended June 30, 2002; and

     *    all executive officers and directors of Artisoft as a group.

     As of June 30, 2002, we had outstanding 15,846,113 shares of common stock and 2,800,000 shares of series B preferred stock.

     The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and any shares as to which the individual has the right to acquire beneficial ownership within 60 days after June 30, 2002 through the exercise or conversion of any stock option, warrant, preferred stock or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, to our knowledge based upon information produced by the persons and entities named in the table, each person or entity named in the table has sole voting power and investment power, or shares voting and/or investment power with his or her spouse, with respect to all shares of capital stock listed as owned by that person or entity.

     The address of each of our employees, officers and directors is c/o Artisoft, Inc., 5 Cambridge Center, Cambridge, Massachusetts 02142.

                                                                                                       SHARES BENEFICIALLY OWNED
                                                                                                      AFTER THE ISSUANCE AND SALE
                                                    SHARES BENEFICIALLY OWNED PRIOR TO THE               OF COMMON STOCK UNDER
                                                 ISSUANCE AND SALE OF COMMON STOCK UNDER THE               THE AUGUST 8, 2002
                                                       AUGUST 8, 2002 PURCHASE AGREEMENT                 PURCHASE AGREEMENT (1)
                                                       ---------------------------------                 ----------------------
                                                                         SHARES OF
                                                                         SERIES B
                                             SHARES OF                   PREFERRED       OWNERSHIP      SHARES OF
                                            COMMON STOCK    OWNERSHIP      STOCK        OF SERIES B    COMMON STOCK
                                            BENEFICIALLY    OF COMMON   BENEFICIALLY     PREFERRED     BENEFICIALLY    OWNERSHIP OF
NAME OF BENEFICIAL OWNER                       OWNED          STOCK        OWNED           STOCK           OWNED       COMMON STOCK
------------------------                       -----          -----        -----           -----           -----       ------------
5% STOCKHOLDERS
Austin W. Marxe and David M. Greenhouse...   4,221,800 (2)     21.1%     2,100,000 (3)      75%         9,026,597 (4)      36.3%
  153 East 53rd Street
  New York, NY 10022
Gerald R. Forsythe (5) ...................   2,369,159         15.0%            --          --          2,369,159          13.3%
  1075 Noel Avenue
  Wheeling, IL 60090
S Squared Technology Corp (6) ............   1,416,300          8.9%            --          --          1,416,300           8.0%
  515 Madison Avenue
  New York, NY 10022
Gruber & McBaine Capital
Management, LLC ..........................   1,400,000 (7)      8.1%       700,000 (8)      25%         2,366,665 (9)      11.8%
  50 Osgood Place
  San Francisco, CA 94133
Robert Hoffman and Todd Silva (10) .......     808,700          5.1%            --          --            808,700           4.6%
  c/o Hoffman Capital Partners, LLC
  17 Hulfish Street
  Princeton, NJ 08540
DIRECTORS AND EXECUTIVE OFFICERS
Michael P. Downey (11) ...................     301,668          1.9%            --          --            301,668           1.7%
Steven G. Manson (12) ....................     250,437          1.6%            --          --            250,437           1.4%
Christopher Brookins (13) ................     157,476          1.0%            --          --            157,476            *
Francis E. Girard (14) ...................      60,002           *              --          --             60,002            *
Kathryn B. Lewis (15) ....................      46,202           *              --          --             46,202            *
Paul Gregory Burningham (16) .............      46,063           *              --          --             46,063            *
Michael J. O'Donnell (17) ................      20,989           *              --          --             20,989            *
Robert H. Goon (18) ......................      10,001           *              --          --             10,001            *
Robert J. Majteles (19) ..................          --           --             --          --                 --            --
All directors and executive officers
  as a group (8 persons) (20) ............     892,838          5.4%            --          --           892,838            4.9%

----------
*    Less than 1%
(1) No shares of series B preferred stock will be issued pursuant to the purchase agreement dated August 8, 2002 entered into among Artisoft and investors affiliated with Special Situations Funds. Therefore, the ownership interest of our stockholders in our series B preferred stock will not be affected by the sale of stock under the August 8, 2002 purchase agreement.
(2) Consists of (a) 21,800 shares of common stock owned by Special Situations Private Equity Fund, L.P. and (b) an aggregate of 2,100,000 shares of common stock issuable upon conversion of shares of series B preferred stock and an aggregate of 2,100,000 shares of common stock issuable upon exercise of outstanding common stock purchase warrants, all held of record as follows: (i) 1,140,000 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 1,140,000 shares of common stock held of record by Special Situations Fund III, L.P.;
     (ii) 380,000 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 380,000 shares of common stock held of record by Special Situations Cayman Fund, L.P.; (iii) 380,000 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 380,000 shares of common stock held of record by Special Situations Private Equity Fund, L.P.; and (iv) 200,000 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 200,000 shares of common stock held of record by Special Situations Technology Fund, L.P. MGP Advisors Limited is the general partner of Special Situations Fund III, L.P. AWM Investment Company, Inc. is the general partner of MGP Advisors Limited and the general partner of and investment adviser to Special Situations Cayman Fund, L.P. MG Advisers, L.L.C. is the general partner of and investment adviser to Special Situations Private Equity Fund, L.P. SST Advisers, L.L.C. is the general partner of and investment adviser to Special Situations Technology Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP Advisors Limited, AWM Investment Company, Inc., MG Advisers, L.L.C. and SST Advisers, L.L.C. and are principally responsible for the selection, acquisition and disposition of the portfolio securities by each investment adviser on behalf of its fund. (3) Consists of 1,140,000 shares held of record by Special Situations Fund III, L.P., 380,000 shares held of record by Special Situations

     Cayman Fund, L.P., 380,000 shares held of record by Special Situations Private Equity Fund, L.P. and 200,000 shares held of record by Special Situations Technology Fund, L.P. See note (2) above. Under a voting agreement entered into with Artisoft, each of the foregoing entities has agreed, in general, to vote on any matter at any meeting of our stockholders on which the holders of the series B preferred stock vote together with the holders of common stock, as a single class, no more than the following shares of series B preferred stock: Special Situations Fund III, L.P. - 776,340 shares; Special Situations Cayman Fund, L.P. - 258,780 shares; Special Situations Private Equity Fund, L.P. - 258,780 shares; and Special Situations Technology Fund, L.P. - 200,000 shares.
(4) In addition to the holdings described in note (2) above, consists of an aggregate of 1,904,800 shares of common stock to be issued and sold pursuant to the purchase agreement dated August 8, 2002 and an aggregate of 2,899,997 additional shares of common stock issuable upon conversion of outstanding shares of series B preferred stock as a result of an antidilution adjustment under the terms of the series B preferred stock resulting from the issuance and sale of shares of common stock under the August 8, 2002 purchase agreement, all held of record as follows: (i) 1,034,000 shares of common stock issued and sold pursuant to the August 2002 purchase agreement and 1,574,285 additional shares of common stock issuable upon conversion of shares of series B preferred stock held of record by Special Situations Fund III, L.P.; (ii) 344,700 shares of common stock issued and sold pursuant to the August 2002 purchase agreement and 524,761 additional shares of common stock issuable upon conversion of shares of series B preferred stock held of record by Special Situations Cayman Fund, L.P.; (iii) 344,700 shares of common stock issued and sold pursuant to the August 2002 purchase agreement and 524,761 additional shares of common stock issuable upon conversion of shares of series B preferred stock held of record by Special Situations Private Equity Fund, L.P.; and (iv) 181,400 shares of common stock issued and sold pursuant to the August 2002 purchase agreement and 276,190 additional shares of common stock issuable upon conversion of shares of series B preferred stock held of record by Special Situations Technology Fund, L.P. See note (2) above.
(5) Gerald R. Forsythe filed a Schedule 13G/A with the Securities and Exchange Commission on April 12, 2001 and a Form 4 with the Securities Exchange Commission for December 2001. The information contained in this table is derived from those filings.
(6) S. Squared Technology Corp. filed a Schedule 13G/A with the Securities and Exchange Commission on February 14, 2002. The information contained in this table is derived from that filing.
(7) Consists of an aggregate of 700,000 shares of common stock issuable upon conversion of shares of series B preferred stock and an aggregate of 700,000 shares of common stock issuable upon exercise of outstanding common stock purchase warrants, all held of record as follows: (i) 448,000 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 448,000 shares of common stock held of record by Lagunitas Partners, LP; (ii) 140,000 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 140,000 shares of common stock held of record by Gruber & McBaine International; (iii) 80,000 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 80,000 shares of common stock held of record by Jon D. Gruber; (iv) 16,000 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 16,000 shares of common stock held of record by F/B/O Lindsay Deroy Gruber Trust dated December 27, 1976; and
     (v) 16,000 shares of common stock issuable upon conversion of shares of series B preferred stock and warrants to purchase 16,000 shares of common stock held of record by F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1975. Gruber & McBaine Capital Management, LLC is the general partner of Lagunitas Partners, L.P. Gruber & McBaine Capital Management, LLC is the investment advisor to Gruber & McBaine International. Jon D. Gruber is a manager of Gruber & McBaine Capital Management, LLC. Gruber & McBaine Capital Management, LLC is principally responsible for the selection, acquisition and disposition of the portfolio securities held by Lagunitas Partners, LP and Gruber & McBaine International. Jon D. Gruber has discretionary investment power over the F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1975 and the F/B/O Lindsay Deroy Gruber Trust dated December 27, 1976. The address of each of Lagunitas Partners, L.P., Gruber & McBaine International, Jon D. Gruber, F/B/O Lindsay Deroy Gruber Trust dated December 27, 1976 and F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1975 is c/o Gruber & McBaine Capital Management, LLC, 50 Osgood Place, San Francisco, California 94133.
(8) Consists of 448,000 shares held of record by Lagunitas Partners, L.P., 140,000 shares held of record by Gruber & McBaine International, 80,000 shares held of record by Jon D. Gruber, 16,000 shares held of record by F/B/O Lindsay Deroy Gruber Trust dated December 27, 1976 and 16,000 shares held of record by F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1975. See note (7) above. Under a voting agreement entered into with Artisoft, each of the foregoing individuals and entities has agreed, in general, to vote on any matter at any meeting of our stockholders on which the holders of the series B preferred stock vote together with the holders of common stock, as a single class, no more than the following shares of series B preferred stock: Lagunitas Partners, LP - 305,088 shares, Gruber & McBaine International - 95,340 shares; Jon D. Gruber - 54,480 shares; F/B/O Lindsay Deroy Gruber Trust dated December 27, 1996 - 10,896 shares; and F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1975 - 10,896 shares.
(9) Consists of an aggregate of 966,665 additional shares of common stock issuable upon conversion of outstanding shares of series B preferred stock as a result of an antidilution adjustment under the terms of the series B preferred stock resulting from the issuance and sale of shares of common stock pursuant to the purchase agreement dated August 8, 2002 entered into among Artisoft and investors affiliated with Special Situations Funds, all held of record as follows: (i) 618,666 additional shares of common stock issuable upon conversion of shares of series B preferred stock held of record by Lagunitas Partners, L.P.; (ii) 193,333 additional shares of common stock issuable upon conversion of shares of series B preferred stock held of record by Gruber & McBaine International; (iii) 110,476 additional shares of common stock issuable upon conversion of shares of series B preferred stock held of record by Jon D. Gruber; (iv) 22,095 additional shares of common stock issuable upon conversion of shares of series B preferred stock held of record by F/B/O Lindsay Deroy Gruber Trust dated December 27, 1976; and (v) 22,095 additional shares of common stock issuable upon conversion of shares of series B preferred stock held of record by F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1975. See note (7) above.
(10) Robert Hoffman and Todd Silva filed a Schedule 13G with the Securities and Exchange Commission on March 14, 2002. The information contained in this table is derived from that filing.
(11) Includes 51,668 shares issuable upon the exercise of options exercisable within 60 days of June 30, 2002.
(12) Includes 217,882 shares issuable upon the exercise of options exercisable within 60 days of June 30, 2002.
(13) Includes 147,476 shares issuable upon the exercise of options exercisable within 60 days of June 30, 2002.
(14) Includes 20,002 shares issuable upon the exercise of options exercisable within 60 days of June 30, 2002.
(15) Include 2,000 shares held by Michael Lewis and Kathryn Braun TR The Lewis Family Trust, and 44,202 shares issuable upon the exercise of options exercisable within 60 days of June 30, 2002.
(16) Includes 45,963 shares issuable upon the exercise of options exercisable within 60 days of June 30, 2002.
(17) Includes 19,792 shares issuable upon the exercise of options exercisable within 60 days of June 30, 2002.
(18) Consists of 10,001 shares issuable upon the exercise of options exercisable within 60 days of June 30, 2002.
(19) Pursuant to our certificate of incorporation, the holders of our series B preferred stock have the right, as a class, to elect two directors to our board of directors. Under an agreement among Artisoft and the holders of the series B preferred stock, Special Situations Fund III, L.P. has the right to select the directors to be elected by the holders of the series B preferred stock. As of the date of this proxy statement, the holders of our series B preferred stock have not exercised that right. Special Situations Fund III, L.P. has advised us that it intends to exercise its rights to elect Robert J. Majteles to our board of directors. Mr. Majteles is the managing member of Treehouse Capital, LLC, a financial, investment and management advisor. Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Fund, L.P. have entered into an agreement with Mr. Majteles and Treehouse Capital, LLC pursuant to which Treehouse, through Mr. Majteles, provides certain management and financial advisory services for the funds on request. Pursuant to this agreement, the funds pay Treehouse a retainer of $10,000 per month. If Mr. Majteles's services are requested by the funds with respect to a particular portfolio investment, Treehouse is entitled to 10% of the funds' net gain or net loss on the investment during the term of the agreement, offset by certain fees that may be paid by the portfolio company to Treehouse or Mr. Majteles directly and, except in certain cases, the amount of the retainer paid to Treehouse. Under the agreement, Mr. Majteles is required to act independently of the funds in discharging his fiduciary duties to stockholders of any company for which he serves as a member of the board of directors and also is obligated not to disclose to the funds or use for his own benefit any confidential information he obtains in connection with his service for a particular portfolio company. Mr. Majteles does not have or share voting or dispositive power over any securities held by the funds. Mr. Majteles has agreed to serve as a director of Artisoft pursuant to this agreement. Upon his election to our board of directors, Mr. Majteles' address will be c/o Artisoft, Inc., 5 Cambridge Center, Cambridge, Massachusetts 02142.
(20) Includes 556,986 shares issuable upon the exercise of options exercisable within 60 days of June 30, 2002. Excludes shares held by Robert Majteles. See note (19) above.

CHANGE IN CONTROL

     On August 8, 2002, Artisoft entered into a purchase agreement with the following investors: Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P. As noted in the table above and in note (2) to the table, these investors are affiliates of Austin W. Marxe and David M. Greenhouse. All of these investors also participated in a financing of Artisoft in 2001 and now hold in the aggregate 2,100,000 shares of Artisoft's series B preferred stock and warrants to purchase an aggregate of 2,100,000 shares of Artisoft's common stock at a per share exercise price equal to $3.75. Each outstanding share of series B preferred stock is voted on a basis of the number of shares of common stock into which it converts. Presently each share of series B preferred stock converts into one share of common stock. Assuming the conversion of all of the investors' shares of series B preferred stock into common stock and the exercise of all of the investors' warrants, the investors hold a 21.1% beneficial ownership interest in our common stock.

     Pursuant to our certificate of incorporation, the holders of our series B preferred stock have the right, as a class, to elect two directors to our board of directors. Under an agreement among Artisoft and the holders of the series B preferred stock, Special Situations Fund III, L.P. has the right to select the directors to be elected by the holders of the series B preferred stock. As of the date of this proxy statement, the holders of our series B preferred stock have not exercised that right, although Special Situations Fund III, L.P. has advised us that it intends to exercise its rights to elect Robert J. Majteles to our board of directors. See note (19) to the table above. As of the date of this proxy statement, our board of directors is comprised of five directors, none of which has been elected pursuant to the class rights of the holders of the series B preferred stock.

     Under the terms of the purchase agreement entered into among Artisoft and the investors in August 2002, Artisoft will issue and sell to the investors an aggregate of 1,904,800 shares of common stock at a per share purchase price equal to $1.05. In addition, the investors will have the right to designate an additional director on Artisoft's board of directors, and Artisoft will be required to use its best efforts to cause that designee to be elected to the board of directors. The sale of shares is subject to several conditions, which, along with other terms of the financing contemplated by the purchase agreement, are described below under the heading "Proposal One: Authorization of Issuance of Common Stock".

     The closing of the issuance and sale of shares of common stock under the August 2002 purchase agreement will result in anti-dilution adjustments to the series B preferred stock and the warrants issued in Artisoft's 2001 financing. Following that issuance and sale of common stock each share of series B preferred stock will be convertible into approximately 2.4 shares of common stock and will vote on a basis of approximately 2.4 votes for each share of series B preferred stock. In addition, the per share exercise price of each warrant will be reduced from $3.75 to $1.05. Therefore, following the issuance and sale of common stock under the August 2002 purchase agreement, the investors will hold in the aggregate a 36.3% beneficial ownership interest in Artisoft's common stock, consisting of 1,904,800 shares of common stock, 2,100,000 shares of series B preferred stock (which will be convertible into 4,999,997 shares of common stock) and warrants to purchase 2,100,000 shares of common stock at a per share exercise price equal to $1.05. See note (4) to the table above. In addition, the investors will have the right to elect the two directors which may be elected by the holders of the series B preferred stock and the right to designate an additional director, which Artisoft must use its best efforts to cause to be elected. This aggregation of stock ownership and director rights could be deemed to be a change in control of Artisoft.

     Based upon the anti-dilution provisions of the series B preferred stock and the warrants, the series B preferred stock may be convertible into additional shares of common stock, and the per share exercise price of the warrants may be further reduced, in the event of future issuances or deemed issuances of securities by Artisoft at a common stock equivalent per share price less than $1.05. The August 2002 purchase agreement provides for anti-dilution protection for the shares of common stock issued and sold thereunder which are similar to the anti-dilution protection provisions applicable to the series B preferred stock. See "Proposal One: Authorization of Issuance and Sale of Common Stock--The Financing--Purchase Price Adjustment" below.

                                  PROPOSAL ONE:
               AUTHORIZATION OF ISSUANCE AND SALE OF COMMON STOCK

     On August 8, 2002, Artisoft entered into a purchase agreement under which Artisoft agreed to issue and sell 1,904,800 shares of common stock at a per share purchase price equal to $1.05. Gross proceeds from the issuance and sale of common stock will be $2,000,040. We expect to use the proceeds from the sale of securities under the purchase agreement for working capital and general corporate purposes.

     Shares of common stock of Artisoft are quoted on the Nasdaq National Market under the symbol "ASFT". Nasdaq rules require that we obtain prior stockholder authorization for the issuance of shares of common stock pursuant to the purchase agreement. If we were to effect the sale and issuance of these shares without stockholder authorization, the common stock could be delisted from Nasdaq. Consequently, it is a condition to the closing under the purchase agreement that the issuance of the shares be authorized by the holders of a majority of the shares present or represented by proxy and voting on the matter at the special meeting.

     Artisoft believes that the additional capital provided by this financing will enhance its financial condition to a level at which its independent auditors will not deliver a report containing a going concern contingency on Artisoft's financial statements for the fiscal year ended June 30, 2002. Artisoft believes that its business would be adversely affected were its auditors to deliver a report with such a contingency. There can be no assurance that Artisoft's independent auditors will deliver a report without a going concern contingency on its fiscal 2002 financial statements if the financing is authorized by Artisoft's stockholders and is subsequently consummated.

     ARTISOFT'S BOARD OF DIRECTORS BELIEVES THAT THE ISSUANCE AND SALE OF THE SHARES OF COMMON STOCK IS IN THE BEST INTERESTS OF ARTISOFT AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

INTERESTS OF CERTAIN PERSONS IN THE SALE AND ISSUANCE OF COMMON STOCK

     AUSTIN W. MARXE AND DAVID M. GREENHOUSE. Each of the investors party to the August 2002 purchase agreement, Special Situations Funds III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P., are affiliates of Austin W. Marxe and David M. Greenhouse. Austin W. Marxe and David M. Greenhouse are significant beneficial stockholders of Artisoft, holding in the aggregate 2,100,000 shares of series B preferred stock and warrants to purchase an aggregate of 2,100,000 shares of common stock. The closing of the issuance and sale of shares of common stock under the August 2002 purchase agreement will result in anti-dilution adjustments to the series B preferred stock and warrants held beneficially by Austin W. Marxe and David M. Greenhouse. Following that issuance and sale of common stock, the number of shares of common stock into which Austin W. Marxe and David M. Greenhouse's shares of series B preferred stock will convert will increase from 2,100,000 to 4,999,997. In addition the per share exercise price of the warrants to purchase common stock held by Austin W. Marxe and David M. Greenhouse will decrease from $3.75 to $1.05. For a discussion of Austin W. Marxe and David M. Greenhouse's beneficial ownership interest in Artisoft, both prior to and assuming completion of the issuance and sale of common stock under the August 2002 purchase agreement, please see the information under the heading "Security Ownership of Certain Beneficial Owners and Management--Beneficial Ownership", including the table under that heading and notes (2)-(4) to that table. For a discussion of the change in control of Artisoft which may be deemed to occur as a result of the issuance and sale of common stock under the August 2002 purchase agreement, please see the information under the heading "Security Ownership of Certain Beneficial Owners and Management--Change in Control".

     ROBERT J. MAJTELES. Pursuant to our certificate of incorporation, the holders of our series B preferred stock have the right, as a class, to elect two directors to our board of directors. Under an agreement among Artisoft and the holders of the series B preferred stock, Special Situations Fund III, L.P. has the right to select the directors to be elected by the holders of the series B preferred stock. As of the date of this proxy statement, the holders of our series B preferred stock have not exercised that right. However, Special Situations Fund III, L.P. has advised us that it intends to exercise its rights to elect Robert J. Majteles to our board of directors. Mr. Majteles is the managing member of Treehouse Capital, LLC, a financial, investment and management advisor. Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Fund, L.P. have entered into an agreement with Mr. Majteles and Treehouse Capital, LLC pursuant to which Treehouse, through Mr. Majteles, provides certain management and financial advisory services for the funds on request. Pursuant to this agreement, the funds pay Treehouse a retainer of $10,000 per month. If Mr. Majteles's services are requested by the funds with respect to a particular portfolio investment, Treehouse is entitled to 10% of the funds' net gain or net loss on the investment during the term of the agreement, offset by certain fees that may be paid by the portfolio company to Treehouse or Mr. Majteles directly and, except in certain cases, the amount of the retainer paid to Treehouse. Under the agreement, Mr. Majteles is required to act independently of the funds in discharging his fiduciary duties to stockholders of any company for which he serves as a member of the board of directors and also is obligated not to disclose to the funds or use for his own benefit any confidential information he obtains in connection with his service for a particular portfolio company. Mr. Majteles does not have or share voting or dispositive power over any securities held by the funds. Mr. Majteles has agreed to serve as a director of Artisoft pursuant to this agreement. Special Situations Funds are affiliates of Austin W. Marxe and David M. Greenhouse. For a discussion of the interests of Austin W. Marxe and David M. Greenhouse in the issuance and sale of common stock pursuant to the August 2002 purchase agreement, please see "--Austin W. Marxe and David M. Greenhouse" above.

THE FINANCING

     GENERAL. Pursuant to the August 2002 purchase agreement, Artisoft has agreed to issue and sell to the investors 1,904,800 shares of common stock at a per share price equal to $1.05 per share.

     BOARD OF DIRECTORS. For as long as the investors or their assigns hold at least 33% of the shares of common stock issued and sold under the August 2002 purchase agreement, they will have the right to designate one person for election to the board of directors. For so long as Special Situations Fund III, L.P. or one of its affiliates hold any of those shares, Special Situations Fund III, L.P. will have the right to designate the nominee. Artisoft will use its best efforts to cause the nominee to be elected to Artisoft's board of directors.

     PURCHASE PRICE ADJUSTMENT. The shares of common stock to be issued and sold to the investors will be subject to purchase price adjustments during the 24-month period following the first effective date of a registration statement filed by Artisoft covering the resale of those shares, as described below under the heading "--Registration Rights". With limited exceptions, if during this purchase price adjustment period, Artisoft issues or sells or is deemed to issue or sell shares of common stock at a per share price lower than $1.05, the per share purchase price of the shares of common stock issued and sold under the August 2002 purchase agreement will be deemed to be reduced to that lower price and Artisoft will be obligated to issue additional shares of common stock to the investors. Artisoft will issue additional shares of common stock in an amount equal to (1) $2,000,040 divided by the price at which the additional shares were sold minus (2) the total number of shares of common stock originally purchased by the investors and subsequently acquired by the investors pursuant to any previous price adjustments.

     PREEMPTIVE RIGHTS. For as long as the investors or their assigns hold at least a majority of the shares of common stock issued and sold under the August 2002 purchase agreement, they will have the right to participate, up to their pro rata share, in future non-public capital raising transactions of Artisoft. Each investor's pro rata share will be determined based upon the number of shares of common stock it purchased under the August 2002 purchase agreement in relation to the total number of shares of common stock purchased under that agreement. The preemptive rights of the investors under the August 2002 purchase agreement are not exercisable unless and until the expiration or termination in full of the similar rights of all of the investors in Artisoft's 2001 financing.

     REGISTRATION RIGHTS. At the closing of the issuance and sale of common stock under the August 2002 purchase agreement, Artisoft will enter into a registration rights agreement under which it will agree to register for resale by the investors the shares of common stock purchased pursuant to the agreement and any additional shares that may be issued pursuant to the purchase price adjustments described under the heading "--Purchase Price Protection" above. Under the registration rights agreement, Artisoft will be required to file a registration statement relating to the resale of the 1,904,800 shares of common stock to be issued under the August 2002 purchase agreement no later than 30 days after the closing of that sale. If this filing date is not met or if the registration statement is not effective within 90 days after the closing, Artisoft will be required to pay to the investors liquidated damages in an amount equal to 1.5% of the aggregate amount paid by the investors for any month or pro rata for any portion thereof by which the filing date or effective date has lapsed. Additionally, upon written demand of any investor following the issuance of any additional shares of common stock that have been issued pursuant to a purchase price adjustment, Artisoft will prepare and file a registration statement relating to the resale of such additional shares no later than 30 days after the investors' request. If this filing date is not met or if the registration statement is not effective within 90 days after the request, Artisoft is required to pay to the investors liquidated damages in an amount equal to 1.5% of the aggregate amount paid by the investors as is represented by the additional shares issued pursuant to the purchase price adjustment for any month or pro rata for any portion thereof by which the filing date or effective date has lapsed. Required dates for effectiveness of registration statements will be extended by 30 days, if the registration statement is reviewed by the Securities and Exchange Commission. In addition, required filing dates and effectiveness dates will be extended an additional 30 days, if Artisoft is not eligible to make the registration on the SEC's short-form registration statement, Form S-3.

     CLOSING CONDITIONS. The obligation of the investors and Artisoft to consummate the sale of common stock under the August 2002 purchase agreement is subject to the fulfillment to the investors' or Artisoft's, as the case may be, satisfaction of various conditions, including: (1) the truth of the representations and warranties made by Artisoft, in the case of the investors, or the investors, in the case of Artisoft, in the purchase agreement; (2) Artisoft's obtaining in a timely fashion all consents required for the sale of shares, including the stockholder authorization being solicited by this proxy statement; (3) Artisoft, in the case of the investors, and the investors, in the case of Artisoft, entering into the registration rights agreement; (4) the absence of any governmental authority enjoining or preventing the sale of shares; and (5) the delivery of closing certificates and opinions at closing. In addition, it is a condition to the obligation of the investors to purchase the shares of common stock under the purchase agreement that no stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental regulatory body and be continuing with respect to public trading in Artisoft's common stock.

     TERMINATION PRIOR TO CLOSING. The obligations of Artisoft and the investors to consummate the sale of common stock under the August 2002 purchase agreement may be terminated upon the following: (1) the mutual consent of Artisoft and a majority in interest of the investors; (2) notice by Artisoft to the investors that the conditions to Artisoft's obligation have become incapable of fulfillment; (3) notice by a majority in interest of the investors that the conditions to the investors' obligation have become incapable of fulfillment; and (4) notice by either Artisoft or a majority in interest of the investors to the other, if the closing has not occurred on or prior to September 30, 2002.

     Except in the case of termination by mutual consent, the party seeking to terminate its obligation may not be in breach of any of its representations, warranties, covenants or agreements under the August 2002 purchase agreement, if that breach resulted in the circumstances giving rise to that party's seeking to terminate its obligation. If Artisoft's board of directors withdraws or modifies its recommendation to stockholders and there is a termination by either party due to the failure to meet the stockholder authorization condition to closing, Artisoft will be required to pay to the investors a cash termination fee of $500,000.

     OUR BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

                                        By Order of the Board of Directors


                                        MICHAEL J. O'DONNELL
                                        SECRETARY
August __, 2002

                                                        Preliminary Copy
                                                        Filed on August 12, 2002

                                                                      Appendix A


                                   DETACH HERE


                                 ARTISOFT, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         SPECIAL MEETING OF STOCKHOLDERS

                               SEPTEMBER __, 2002


     The undersigned, having received notice of the special meeting and the board of directors' proxy statement therefor and revoking all prior proxies, hereby appoints Michael P. Downey, Steven G. Manson and Michael J. O'Donnell, and each of them, with full power of substitution, as proxies for the undersigned to act and to vote in respect of all shares of capital stock of Artisoft, Inc. ("Artisoft") which the undersigned may be entitled to vote, at the special meeting of stockholders of Artisoft to be held on September___, 2002 and at any adjournment or adjournments of the meeting as designated in this proxy upon all matters referred to on the reverse side of this proxy and as described in the proxy statement for the meeting and, in their discretion, upon any matters that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXIES WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

        PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE OF THIS PROXY AND
                   RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE

                                   DETACH HERE

[X]  PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE FOLLOWING PROPOSAL. TO VOTE IN ACCORDANCE WITH THIS RECOMMENDATION, JUST SIGN THIS PROXY; NO BOXES NEED TO BE CHECKED. UNLESS MARKED OTHERWISE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

1. To authorize the issuance and sale             FOR       AGAINST      ABSTAIN
   under the terms of a purchase                  [ ]         [ ]           [ ]
   agreement dated August 8, 2002 of
   1,904,800 shares of Artisoft's common
   stock at a per share purchase price
   equal to $1.05.

                                        MARK HERE FOR
                                        ADDRESS CHANGE        [ ]
                                        AND NOTE AT LEFT

                                        TO ENSURE YOUR REPRESENTATION AT THE
                                        SPECIAL MEETING, PLEASE MARK, SIGN AND
                                        DATE THIS PROXY AND RETURN IT AS
                                        PROMPTLY AS POSSIBLE.

                                        This proxy should be marked, dated and
                                        signed by the stockholder(s) exactly as
                                        his or her name appears on this proxy,
                                        and should be returned promptly in the
                                        enclosed envelope. When shares are held
                                        by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, partnership or other entity, please sign in full name thereof by or authorized officer, who should state his or her title.

Signature: ________________ Date: _____ Signature: ________________ Date: _____

                                      A-2